AGREEMENT

Prepared and signed on August 26, 2004, between XFONE COMMUNICATION LTD., PCN 513533430 (hereinafter: "the Company"), XFONE, INC. (hereinafter: "XFONE INC."), and ILAN SHOSHANI, I.D. No. 54735386 (hereinafter: "the Investor").

1. The Investor will secure the replacement of the bank guarantee, which was provided by the Company pursuant to regulation 22 of the International Operators Regulations with another bank guarantee (hereinafter: "the Other Bank Guarantee"). The Other Bank Guarantee will conform to all the provisions and terms of the International Operators Regulations and the Company's license, and shall be to the complete satisfaction of the Ministry of Communication.

      The costs involved in the issuance of the Other Bank Guarantee (commission and stamp duty) will be paid by the Company.

2. In addition, the Investor will extend a loan to the Company for the Shekel equivalent of the sum of $400,000 (hereinafter: "the Shareholder Loan of the Investor").

3. In return for the replacement of the bank guarantee and the grant of the Shareholder Loan of the Investor, as hereinbefore and hereinafter stated, the Company and XFONE INC. will ensure that 26% of the Company's shares will be transferred and registered in the name of a person and/or company as determined by the Investor.

      The Investor undertakes that all of the said shares will be held directly by an Israeli citizen and resident or by a company which is controlled by an Israeli citizen and resident.

4. In return for the replacement of the bank guarantee and the grant of the Shareholder Loan of the Investor, as hereinbefore and hereinafter stated, the Company and XFONE INC. will ensure that the Investor is appointed as a director of the Company.

5. In case of need, and at the request of the Company's Board of Directors, XFONE INC. shall make a further investment in the Company, by way of a shareholder loan, amounting to the Shekel equivalent of the sum of $600,000 (hereinafter: "the Shareholder Loan of XFONE INC.").

6. The Shareholder Loan of the Investor and the Shareholder Loan of XFONE INC. will be provided for a period to be agreed between the parties, together with interest and linkage differentials pursuant to the provisions of the Income Tax Ordinance and any relevant law.

7. The Shareholder Loan of the Investor and the Shareholder Loan of XFONE INC. will be returned by the Company in accordance with the relative proportion of the loans in practice (and not in accordance with the relative shareholdings in the Company).



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8.    In the event that,  after the  Shareholder  Loan funds of the Investor and the Shareholder Loan funds of XFONE INC. (as detailed in clauses 2 and 5 above) have been utilized, the Company's Board of Directors decides to engage in additional capital raising, both XFONE INC. and the Investor shall be entitled to participate in such capital raising by way of additional investment in the Company, according to their relative holdings in the Company.

9. The holdings in the Company of any one party who has not exercised his said entitlement and has not invested in the Company according to his relative share of the Company's shareholding will be diluted in the event that such investment is performed by the other party and/or by a third party. The said dilution shall be in proportion to the Company's value at the time the investment is made. In the event of any differences of opinion, the Company's value shall be determined by Zinger & Even or any other entity agreeable to the parties. If at the time of making the investment, the Company shall be a public company, the value of the Company for purposes of the dilution will be ascertained in accordance with the Company's market value (an average of 30 trading days before the investment is made).

10. If the Other Bank Guarantee is cancelled, for any reason, during the first year, the Investor shall make available to the Company further credit by way of a bank guarantee in the sum of NIS 1,500,000. The costs involved in the issue of the bank guarantee (commission and stamp duty) will be paid by the Company.

11. If the Other Bank Guarantee is reduced, for any reason, during the first year, the Investor shall make available to the Company further credit by way of bank guarantee at the rate of 15% of the reduction. The costs involved in the issue of the bank guarantee (commission and stamp duty) will be paid by the Company.

12. XFONE INC. shall be entitled to receive from the Company management fees equivalent to 5% of the operating profit of the Company, in return for the management services provided by XFONE INC. to the Company.

13. It is hereby declared and agreed between the parties that the Company is not obligated to purchase communication services of any type from XFONE INC.

14. The parties agree that the appointment of the household members of Messrs. Abraham Keinan, Guy Nissenson, and Ilan Shoshani, to positions in the Company shall be subject, inter alia, to the consent of all the parties.

15.   The   parties    agree   that   the    appointment    of   the   Company's
      accountant-comptroller shall be by consent.

16. XFONE INC. and the Investor hereby agree to the Company's business plan dated April-May 2004. It is declared and agreed that the Company shall do everything in its power in order to implement the said business plan, subject to changes as approved from time to time by the Company's Board of Directors.



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17.   The parties  agree that the  Company  shall  distribute  a dividend to the shareholders only after the Shareholder Loan of the Investor and the Shareholder Loan of XFONE INC. have been returned in full. It is similarly agreed that the Company will distribute the dividend only if the Company's cash flow enables this, and that in any event no dividend will be distributed if the total cash available to the Company is less than 10% of the Company's turnover, or less than $500,000, whichever is higher. It is further agreed that a dividend which is distributed by the Company, subject to the aforementioned, shall constitute a minimum of 40% of the Company's net profit.

18. If any of the parties should request to sell its shares in the Company, it must first contact the other party and offer it the right to purchase its shares. The offeree will answer the offeror within 30 days. If the offeree chooses to refuse to accept the sale offer, the offeror shall be entitled to sell its shares to a third party, provided that this is done within 60 days and on the same terms proposed to the offeree.

19. The parties undertake to comply with all the provisions and terms of the Company's license and/or the International Operators Regulations and/or any other relevant law which shall apply to the Company and/or to them and/or to companies owned by them or under their control.

20. The parties undertake not to perform, either directly or indirectly, any act or omission (including the sale of shares to a third party), which may result in the Company's non compliance with the provisions and terms of the Company's license and/or the International Operators Regulations and/or any other relevant law.

     Provisions Regarding the Performance and Cancellation of the Agreement

21. Within 10 days of the date of signing this Agreement, the Investor shall notify the Company and XFONE INC. whether this Agreement is approved by Bank Leumi Ltd., which is the Investor's bank. If this Agreement is not approved by the said Bank, the Agreement shall be null and void. In such case, neither the Company nor XFONE INC. shall have any actions and/or claims against the Investor.

22. If this Agreement is approved by the said Bank, the Investor shall deposit the full amount of the Shareholder Loan of the Investor in an escrow account of a trustee whose identity shall be agreed upon between the parties (hereinafter: "the Trustee"), within 12 days of signing this Agreement.

23. If this Agreement is approved by the said Bank, the Company's Board of Directors shall be requested to approve this Agreement, within 7 days of the deposit of the Shareholder Loan funds of the Investor as stipulated in clause 22 above. If this Agreement is not approved by the Company's Board of Directors, the Agreement shall be null and void. In such case, the Shareholder Loan funds of the Investor shall be returned by the Trustee to the Investor in full, and the Investor shall have no actions or claims against the Company and/or XFONE INC. and/or any of its agents and/or proxies.



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24.   If this  Agreement is approved by the Company's  Board of  Directors,  the
      Company shall contact the Ministry of Communications, within 7 days of the said approval of this Agreement by the Company's Board of Directors, and
      shall   request  to  receive  the   authorization   of  the   Minister  of
      Communication pursuant to clause 18 of the Company's license. If the aforesaid authorization of the Minister of Communication is not received for any reason whatsoever, this Agreement shall be null and void. In such case, the Shareholder Loan funds of the Investor shall be returned in full by the Trustee to the Investor, and the Investor shall have no actions or claims against the Company and/or XFONE INC. and/or any of its agents and/or proxies.

25. If the said authorization of the Minister of Communication is obtained, the parties shall act in the following manner:

      The Investor shall attend to the replacement of the bank guarantee, as stated above in this Agreement, within 10 days of the receipt of such approval by the Minister of Communication.

      Within 7 days of the date on which the bank guarantee is replaced, as stated above in this Agreement, the Company and XFONE INC. shall attend to the transfer and registration of the shares, as hereinbefore stated in this Agreement.

      Within 7 days of the date on which the bank guarantee is replaced, as stated above in this Agreement, the Company and XFONE INC. shall attend to the appointment of the Investor as a director of the Company, as hereinbefore stated in this Agreement.

      Within 7 days of the date on which the shares are transferred and registered, and the Investor is appointed as a director of the Company, the Trustee shall transfer to the Company the full amount of the Shareholder Loan funds of the Investor.

As testimony the sides affix their signatures

XFONE COMMUNICATION LTD.
/s/ Rafael Dick
-------------------
By:  Rafael Dick
Managing Director

/s/ Alon Reisser
-------------------
By:  Alon Reisser
Legal Advisor

 XFONE, INC.
/s/ Guy Nissenson
-------------------
By:  Guy Nissenson
President and Chief Executive Officer

ILAN SHOSHANI
/s/ Ilan Shoshani
-------------------
By:  Ilan Shoshani



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